UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2010

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2328 West Joppa Road
Lutherville, Maryland		21093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On April 5, 2010, Bay National Corporation (NASDAQ: BAYN), received a notice from the NASDAQ Stock Market indicating that, based on the financial information included in the Company’s 10-K for the period ended December 31, 2009, the Company does not have stockholders’ equity of at least $2.5 million as required for continued listing and, as of April 1, 2010, does meet the alternatives of market value of listed securities or net income from continuing operations.  Therefore, the Company no longer complies with NASDAQ Listing Rule 5550(b)(1) (the “Rule”).  The Rule requires  a company with equity securities listed on the NASDAQ Stock Market to either maintain a minimum stockholder’s equity of $2.5 million or have a market value of the listed securities of at least $35 million, or have at least $500,000 in net income from continuing operations.

Under the Rule, the Company has 45 calendar days from April 5, 2010 to submit a plan to regain compliance.  If the Company’s plan is accepted, an extension of up to 180 calendar days from April 5, 2010 may be granted to evidence compliance.

 The notification letter has no immediate effect on the listing or trading of our common stock on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                BAY NATIONAL CORPORATION

Date: April 9, 2010	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President and Chief Executive Officer